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                                                                     EXHIBIT 1.1



                                 UNITREND, INC.
                              A NEVADA CORPORATION

                     UP TO 4,000,000 SHARES OF COMMON STOCK


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                         PARTICIPATING DEALER AGREEMENT

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Dear Sirs:

      Unitrend, Inc., a Nevada corporation (the "Company") is offering for sale 4,000,000 shares (the "Shares") of its Common Stock, no par value ("Common Stock"). There will be no minimum offering. The offering of the Shares is further described in the Company's Registration Statement (File No. ______________) filed on Form SB-2 with the United States Securities and Exchange Commission ("Commission"). You, as a licensed broker-dealer capable of participating in the offering of the Shares ("Participating Dealer"), are invited to assist the Company in the offer and sale of the Shares by using your best efforts to solicit offers for the purchase of the Shares, and in this regard, you have agreed to act in such capacity on the terms and conditions set forth in this Participating Dealer Agreement (the "Agreement").

      Section 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce you to enter into this Agreement, and to further the offering of the Shares, the Company hereby represents and warrants as follows:

            a. The Company has filed a Registration Statement (No. ______________) on Form SB-2 relating to the Securities with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Registration Statement was declared effective on _________________, 2001. As used in this Agreement, the term "Registration Statement" means the Registration Statement, including the Prospectus, the exhibits and the financial statements, and all amendments thereto, including any amendments after the effective date of the Registration Statement. The term "Prospectus" means the prospectus filed as a part of Part I of the Registration Statement, including all pre-effective and post-effective amendments and supplements thereto.

            b. The Registration Statement and all other documents previously filed or filed after the date hereof with the Commission conform and will conform with all of the requirements of the Act in all material respects. Neither the


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            Registration Statement, the Prospectus nor the other material filed or to be filed with the Commission contains nor will contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading, except that this warranty does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with respect to you, or any dealer through you, expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

            c. The Company has been legally incorporated and is now and always during the period of the offering will be, a validly existing corporation under the laws of the State of Nevada, lawfully qualified to conduct the business for which it was organized and which it proposes to conduct.

            d. The outstanding capital stock of the Company has been duly and validly authorized, issued and is fully paid and nonassessable and conforms to all statements made in the Registration Statement and Prospectus with respect thereto. The Shares have been duly and validly authorized and, when issued and delivered against payment as provided in this Agreement, will be validly issued, fully paid and non-assessable. The Shares, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. The Shares will conform to all statements in the Registration Statement and Prospectus.

            e. The Company has an authorized capitalization of 200,000,000 shares of Common Stock, no par value.

            f. The audited financial statements, together with related schedules and notes, included in the Registration Statement and Prospectus present fairly the financial condition of the Company and are reported upon by independent public accountants according to generally accepted accounting principles and as required by the rules and regulations of the Commission.

            g. The Company will have the legal right and authority to enter into this Agreement upon its execution, to effect the proposed sale of the Shares, and to effect all other transactions contemplated by this Agreement.

            h. The Company is eligible to use Form SB-2 for offering of the Shares.

            i. The Company possesses adequate certificates or permits issued by the appropriate federal, state and local regulatory authorities necessary to conduct its business and to retain possession of its properties. The Company


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            has not received any notice of any proceeding relating to the revocation or modification of any of these certificates or permits.

            j. All original documents and other information relating to the Company's affairs has and will continue to be made available upon request to you and to your counsel at your office or at the office of your counsel and copies of any such documents will be furnished upon request to you and to your counsel.

            k. The Company currently acts as its own transfer agent. Upon completion of the offering of the Shares, the Company will retain an independent transfer agent, and will retain such independent transfer agent for so long as the Company is subject to the reporting requirements under Section 12(g) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's Common Stock certificates as may be needed for the quick and efficient transfer of the Shares.

            l. The Company will use the proceeds from the sale of Shares as set forth in the Registration Statement and Prospectus.

            m. The Company is not in material default under any of the contracts, leases, licenses or agreements to which it is a party. The proposed offering of the Shares will not cause the Company to become in material default under any of its contracts, leases, subleases, patents, copyrights, licenses or agreements nor will it create a conflict between the Company and any of the contracting parties to the contracts, leases and other agreements. Further, the Company is not in material default in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in an breach of any of the material terms, conditions or provisions of, or constitute a material default under, the Articles of Incorporation or Bylaws of the Company, as amended, or any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration, tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be


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            required under the Act, under the Blue Sky or securities laws of any state or jurisdiction, or the rules of the NASD (as defined in Section 2(c) hereof).

      Each contract to which the Company is a party has been duly and validly executed, is in full force and effect in all material respects in accordance with its respective terms, and no contracts have been assigned by the Company, except as disclosed in the Registration Statement and Prospectus by the Company. The Company knows of no present situation, condition or fact which would prevent compliance with the terms of such contracts. Except for amendments or modifications of contracts in the ordinary course of business and except as disclosed in the Registration Statement and Prospectus, the Company has no intention of exercising any right which would cancel any of its obligations under any contract, and has no knowledge that any other party to any contract, in which the Company has an interest, has any intention not to render full performance under such contract.

      Section 2. REPRESENTATIONS AND WARRANTIES OF THE PARTICIPATING DEALER. You hereby represent and warrant to the Company as follows:

            a. This Agreement has been duly and validly authorized, executed and delivered by you or on your behalf and constitutes a valid, binding and enforceable agreement by you.

            b. Neither the execution and delivery of this Agreement nor the performance and consummation of the transactions contemplated in this Agreement will result in any breach of any of the terms or conditions of, or constitute a default under, your articles of incorporation or bylaws or any indenture, agreement or other instrument to which you are a party or violate any order directed to you of any court or any federal or state regulatory body or administrative agency having jurisdiction over you or your affiliates.

            c. You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and registered as a broker-dealer with the Commission, or that you are a foreign broker-dealer not eligible for membership under Section I of the Bylaws of the NASD who agree to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein. Your attention is called to the following: (a) Article III, Section 1 of the Rules of Fair Practice of the NASD and the interpretations of said Section promulgated by the Board of Governors of the NASD; (b) Section 10(b) of the Exchange Act and Rule 10b-9 of the general rules and regulations promulgated under the Exchange Act; (c) Section 15 of the Exchange Act and Rule 15c2-4 of the general rules and regulations promulgated under the Exchange Act; and (d) Securities Act Rules requiring the distribution of a Preliminary Prospectus to all persons reasonably expected to be purchasers of Shares from you at least 48 hours


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            prior to the time you expect to mail confirmations of purchase. You, if a member of the NASD, by signing this Agreement, acknowledge that you are familiar with the cited law, rules and releases, and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of Shares.

            d. You will not, until advised by us in writing or by wire that the entire offering has been distributed and closed, bid for or purchase Shares in the open market or otherwise make a market in the Shares or otherwise attempt to induce others to purchase Shares in the open market.

            e. Neither you nor your directors or officers (or any other person serving in a similar capacity):

                i. Has been convicted within ten years prior hereto of any crime or offense involving the purchase or sale of any security; involving the making of a false statement with the Commission; or has been convicted or charged with a crime or offense arising out of you engaging in the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser.

                ii. Is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security; involving the making of a false statement with the Commission; or has been convicted or charged with a crime or offense arising out of such person engaging in the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser.

                iii. Is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a), or 15B(c) of the Exchange Act; has been found by the Commission to be a cause of any such order which is still in effect; or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940.

                iv. Has been and is suspended or expelled from membership in a national or regional securities dealers association or a national securities exchange or a Canadian securities exchange for conduct inconsistent with just and equitable principles of trade.


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                v.      Is subject to a United States Postal Service fraud order
                        or is subject to any restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to any conduct alleged to constitute postal fraud.

                vi. Has been an underwriter or named as an underwriter of any securities covered by any registration statement which is the subject of any proceeding or examination under Section 8 of the Securities Act, or is the subject of any refusal order or stop order entered thereunder within five (5) years prior to the date hereof.

            f. To your knowledge, no action or proceeding is pending against you or any of your officers or directors concerning your activities as a broker or dealer that would effect the Company's offering of the Shares.

            g. You will offer the Shares only in those states and in the quantities that are identified in the Blue Sky Memorandum from the Company's counsel to you that the offering of the Shares has been qualified for sale under applicable state statutes and regulations.

            h. You, in connection with the offer and sale of Shares, and in the performance of your duties and obligations under this Agreement, agree to use your best efforts to comply with all applicable federal laws; the laws of the states or other jurisdictions in which the Shares are offered and sold; and the Rules and Regulations of the NASD.

            i. You will not make any offer or sale of Shares unless the offer or sale is made in compliance with the Securities Act, the Rules of Fair Practice of the NASD, and the applicable securities or Blue Sky laws of jurisdictions in which offers or sales are made, and the rules and regulations thereunder. You agree that you will not offer or sell Shares to any subscriber unless you have reasonable grounds to believe that the investment in Shares is suitable for the subscriber.

            j. You will, reasonably and promptly after the closing of the offering of the Shares, supply the Company with all information required from you for the completion of Form SR and such additional information as the Company may reasonably request to be supplied to the securities commission of such states in which the Shares have been qualified for sale.

      All of the representations and warranties made by you hereunder shall survive the performance or termination of this Agreement.


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      Section 3. INTENTION OF PARTICIPATING DEALER. In reliance upon the representations and warranties set forth herein, and subject to the terms and conditions of this Agreement:

            a. You hereby agree to solicit, as an independent contractor, and not as our agent, persons who will acquire the Shares. You will be promptly advised when the Registration Statement becomes effective. You, in selling Shares pursuant hereto, agree that you will comply with the applicable requirements of the Securities Act and Exchange Act and any applicable rules and regulations issued under the Securities Act and/or the Exchange Act. Neither you nor any other person is or has been authorized to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Shares, and you hereby agree not to give any such information or make nay such representations.

            b. The Company shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the offering or arising thereunder. The Company shall be under no liability to you, except such as may be incurred under the Securities Act and the rules and regulations thereunder, except for lack of good faith and except for obligations expressed, assumed by the Company in this Agreement, and no obligation on the Company's part shall be implied or inferred herefrom.

            c. You will be informed by the Company as to the states in which the Company has been advised by counsel that the Shares have been qualified for sale or are exempt under the respective securities or Blue Sky laws of such states, but the Company has not assumed and will not assume any obligation or responsibility as to the right of you or any other Participating Dealer to sell Shares in any states.

            d. The Company agrees to pay a cash commission equal to ten percent (10%) of the purchase price of all Securities sold by you. In the event that a sale of a Share for which you have solicited a purchaser shall not occur, no payment with respect to such Share shall be paid to you. Payment of commissions due to you will be made promptly after the release of the funds which have been deposited in the escrow account.

Section 4. EXPENSES.

            a. Subject to the sale of the minimum number of Shares offered by the Company, the Company shall reimburse you for your expenses on a non-accountable basis in an amount equal to three percent (3%) of the aggregate gross dollar amount of Shares sold by you. Subject to the provisions of this


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            section, the non-accountable expense allowance shall be due on the release of the funds in the escrow account to the Company.

            b. Except as stated elsewhere in this Agreement, you agree that out of your non-accountable expense allowance, you will pay all costs incurred or to be incurred by you or your personnel in connection with the offering of the Shares, except those to be paid by the Company as described in Section 5 hereof.

      Section 5. PAYMENT OF EXPENSES AND FEES. The Company agrees that it will pay the following fees and expenses:

            a. All fees and expenses of its legal counsel who will be engaged to prepare certain information, documents and papers for filing with the Commission, and with state or local securities authorities.

            b. All fees and expenses of its accountants incurred in connection with the offering of the Shares and preparation of all documents and filings made as part of the offering.

            c.  All costs in issuing and delivering the Shares.

            d. All costs of printing and delivering to you as many copies of the Registration Statement and amendments thereto, Preliminary Prospectuses and definitive Prospectuses as reasonably requested by you.

            e. All of the Company's mailing, telephone, travel, clerical and other office costs incurred or to be incurred in connection with the offering of the Shares.

            f. All fees and costs which may be imposed by the Commission, the various state or local securities authorities and the NASD for review of the offering of the Shares.

            g. All other expenses incurred by the Company in performance of its obligations under this Agreement.

      Section 6. COMPANY INDEMNIFICATION. The Company agrees to indemnify, defend and hold you harmless against any losses, claims, damages or liabilities, joint or several:

                 i. to which you may become subject under applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue


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                        statement or alleged untrue statement of the material
                        fact contained in the Registration Statement, Prospectus, or any amendment or supplement thereto or in any sales literature, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                  ii. to which you may become subject due to the misrepresentation by the Company or its agents (other than you or any other Participating Dealer) of material facts in connection with the sale of the Shares, unless the misrepresentation of such material facts was the direct result of misleading information provided to the Company or its agents by you; or

                  iii. to which you may become subject as a result of any breach by the Company of the representations and warranties contained in this Agreement.

      The Company will reimburse you for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or actions in respect thereof); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration, Prospectus or such amendment or supplement or in any sales literature, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have in connection with this offering.

      The foregoing indemnity agreement shall extend upon the sale terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you.

      Section 7. PARTICIPATING DEALER INDEMNIFICATION. You agree to indemnify and hold harmless the Company and each person who controls (within the meaning of Section 15 of the Securities Act) the Company against any losses, claims, damages or liabilities, joint or several, to which they may become subject under applicable law or which may be made against them arising out of, or in connection with, any offers or sales of Shares by you, the making by you or any unauthorized representations or the breach by you of any of the terms and conditions of this Agreement.

      The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Company.


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      Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against such indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnifying and indemnified parties. Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel be at the expense of such indemnified party unless (a) the employment thereof has been specifically authorized by the indemnifying party in writing, or (b) the indemnifying party has failed to assume the defense and employ counsel or (c) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party; provided, however, that the indemnifying party shall, in connection with any one such action or separate or substantially similar or related actions in the same jurisdictions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in any settlement of any such action effected without the written consent of the indemnifying party, but if settled with such written consent, or if there be a final judgment or decree for the plaintiff in any such action by court of competent jurisdiction and the time to appeal shall have expired or the last appeal shall have been denied, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

      Section 8. TERMINATION. This Agreement may be terminated by the Company at any time upon five days' written notice to you. Your participation in the offer and sale of the Shares will be governed by the conditions herein set forth until this Agreement is terminated. If this Agreement is not terminated sooner as provided in this Section, then this Agreement will terminate when the offering is completed.

      Section 9. NOTICES. Except as otherwise expressly provided in this
Agreement:

            a. Whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed to the Company as follows:


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                             Unitrend, Inc.
                             4665 West Bancroft
                             Toledo, OH 43615
                             Attn: Conrad A.H. Jelinger

            b. Whenever notice is required by the provisions of this Agreement to be given to you, such notice shall be given in writing addressed to you at such address as you shall have advised the Company in writing.

      Section 10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon you and the Company and your respective successors. Nothing expressed in this Agreement is intended to give any person other than the persons entered in the preceding sentence any legal or equitable right, remedy or warranties included in this Agreement.

      Section 11. MISCELLANEOUS PROVISIONS.

            a. Nothing contained herein shall constitute the relationship between you and us as an association, partnership, unincorporated business or other separate entity.

            b. This Agreement shall be construed according to the laws of the State of Ohio.

            c. The representations and warranties made in this Agreement shall survive the termination of this Agreement and shall continue in full force and effect regardless of any investigation made by the party relying upon any such representation or warranty.

            d. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Please confirm your agreement to solicit persons to acquire Shares by the foregoing terms and conditions by signing and returning the form enclosed herewith.


                                        Very truly yours,

                                        UNITREND, INC.



                                        By:
                                           -------------------------------------
                                             Conrad A.H. Jelinger, President


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      The undersigned confirms its agreement to act as a Participating Dealer as referred to in the foregoing Participating Dealer Agreement, subject to the terms and conditions of such Agreement. The undersigned confirms that it is a member in good standing of the National Association of Securities Dealers, Inc.



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                                                 (Print Name of Firm)


                                        By:
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                                                 (Signature)


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                                                 (Print Name and Title of
                                                 Authorized Representative)



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                                                 (NASD Firm Number)


Dated:
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                                                 (Address)


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                                        Telephone: (   )
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